EXHIBIT 5.1

                            FORM OF LEGALITY OPINION

_______ August, 2003



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


               Re: Apex Wealth Enterprises Limited (the "Company")

     We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the proposed offering by the Company of common shares in the Company (the "Shares"), par value US$0.01 per Share, held by them as described in the draft prospectus (the "Prospectus") contained in the Company's registration statement on Form F-1 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof under the United States Securities Act of 1933 (the "Securities Act").

  For the purposes of giving this opinion, we have examined and relied upon the following documents:

         (i)      a copy of the Registration Statement;

         (ii)     a copy of the Prospectus;

         (iii)    Memorandum and Articles of Association of the Company;


     We have also reviewed the share register and minutes of meetings of the directors of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

     We have assumed that (i) the resolutions referred to herein are full and accurate records of resolutions passed at meetings duly convened and held in accordance with the articles of association of the Company and that such resolutions have not been amended or rescinded and are in full force and effect
(ii) there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinion expressed herein and (iii) the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

     We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of British Virgin Islands and is limited to and is given on the basis of the current law and practice in British Virgin Islands. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

    On the basis of and subject to the foregoing, we are of the opinion that

         1. The duly authorized capital stock of the Company consists of 100,000,000 shares of Common Stock with a par value of $0.001 per share.

         2. When shares of the Common Stock have been duly issued in accordance with the Registration Statement, such shares of Common Stock will constitute fully paid and nonassessable stock of the Company.

     We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Registration Statement In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                           Yours faithfully,




                                           Conyers Dill & Pearman